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                                                                  EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A of Schwab Capital Trust (the "Registration Statement") of our reports dated November 22, 1995, relating to the financial statements and financial highlights of Schwab International Index Fund and Schwab Small-Cap Index Fund and the statements of assets and liabilities of Schwab Asset Director(R)-High Growth Fund, Schwab Asset Director(R) - Balanced Growth Fund, and Schwab Asset Director(R)-Conservative Growth Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses for the aforementioned funds, which are incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading "Accountants and Reports to Shareholders" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
October 7, 1996